As filed with the Securities and Exchange Commission on October 12, 1998
                                              Registration No. 33-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------

                            BOK FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

 Oklahoma                                                            73-1373454
 (State or other jurisdiction                                  (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             Bank of Oklahoma Tower
                         Boston Avenue at Second Street
                              Tulsa, Oklahoma 74172
                                 (918) 588-6000
                   (Address, including zip code, and telephone
              number, including area code of registrant's principal
                               executive offices)

                                 James A. White,
              Executive Vice President and Chief Financial Officer
                            BOK FINANCIAL CORPORATION
                             Bank of Oklahoma Tower
                         Boston Avenue at Second Street
                              Tulsa, Oklahoma 74172
                                 (918) 588-6416
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 With copies to:
                                Frederic Dorwart
                                  Old City Hall
                             124 East Fourth Street
                              Tulsa, Oklahoma 74103
                                 (918) 583-9922
         Approximate date of commencement of proposed issuance to the public: As soon as practicable after this Registration Statement becomes effective.
                               -------------------
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                         CALCULATION OF REGISTRATION FEE

                                      Proposed         Proposed
                                       maximum          maximum
  Title of each       Amount          offering         aggregate      Amount of
class of securities     to be          price            offering    Registration
to be registered      registered 1/   per share 1/      price 1/        fee2/
--------------------------------------------------------------------------------
Debt Securities       $250,000,000      100% (1)     $250,000,000      $73,750

1/ There are being registered hereunder such indeterminate principal amount of Senior Debt Securities as shall have an aggregate initial offering price not to exceed $250,000,000. The proposed maximum initial offering price per unit will be determined, from time to time, by the Company in connection with the issuance by the Company of the Securities registered hereunder.

2/ Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

================================================================================
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            BOK FINANCIAL CORPORATION

         Cross Reference Sheet Showing Location in Prospectus of Information Required to be included in Prospectus in Response to Items of Form S-3, Pursuant to Item 501 of Regulation S-K.

Item #  Form S-3 Item                                   Caption in Prospectus

   1. Forepart of Registration Statement
      and Outside Front Cover of Prospectus...........Forepart and Outside Front
                                                      Cover

   2. Inside Front and Outside Back
      Cover Pages of Prospectus.......................Inside Front and Outside
                                                      Back Cover Pages;
                                                      Table of Contents

   3. Summary Information, Risk Factors
      and Ratio of Earnings to Fixed Charges..........Summary Information
                                                      Respecting BOK Financial
                                                      Corporation; Risk Factors;
                                                      Ratio of Earnings
                                                      to Fixed Charges

   4. Use of Proceeds.................................Use of Proceeds

   5. Determination of Offering Price.................Outside Front Cover Page;
                                                      Plan of  Distribution

   6. Dilution........................................Not Applicable

   7. Selling Security Holders........................Not Applicable

   8. Description of Securities to be Registered......Description of Senior Debt
                                                      Securities

   9. Plan of Distribution............................Plan of Distribution

   10.Interest of Named Experts and Counsel...........Legal Opinions; Experts

   11.Material Changes................................Not Applicable

   12.Incorporation of Certain
      Information by Reference........................Where You Can Find More
                                                      Information

   13.Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities..Not Applicable;See,Part II

                  SUBJECT TO COMPLETION; PRELIMINARY PROSPECTUS
                            DATED OCTOBER 12, 1998
                            BOK FINANCIAL CORPORATION
                                     Issuer
   [BOKF LOGO]         $250,000,000 Senior Debt Securities

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 5 in this prospectus.
--------------------------------------------------------------------------------

The Debt Securities will not be deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The securities do not represent the obligations of any bank.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
BOK Financial Corporation will:

         **   issue one or more series of Senior Debt Securities

         ** in the form of debentures, notes, or other unsecured evidences of indebtedness

         **   in an amount not to exceed a total of $250,000,000

         **   in definitive or global form

A prospectus supplement will further define the Senior Debt Securities by stating:

         **   how the Senior Debt Securities will be sold

         **   the initial offering price

         **   the number of Senior Debt Securities being offered

          **  the names of any underwriters and agents and their compensation

          **  the net proceeds to BOK Financial of the sale

          **  the use BOK Financial will make of the proceeds

          **  the   terms  of  the   Senior   Debt Securities  including  the
              interest rates, maturities, redemption rights, puts and other features

                           ---------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------
          The common stock of BOK Financial is listed on the NASDAQ Stock Exchange under the trading symbol "BOKF". BOK Financial does not plan to list the Senior Debt Securities on NASDAQ or any other exchange.

                                TABLE OF CONTENTS
                                                                     Page

ABOUT THIS PROSPECTUS................................................1

WHERE YOU CAN FIND MORE INFORMATION..................................1

SUMMARY INFORMATION RESPECTING BOK FINANCIAL CORPORATION.............2

RISK FACTORS.........................................................3

DESCRIPTION OF SENIOR DEBT SECURITIES................................6

GLOBAL SECURITIES....................................................15

USE OF PROCEEDS......................................................17

PLAN OF DISTRIBUTION.................................................18

RATIO OF EARNINGS TO FIXED CHARGES...................................19

VALIDITY OF THE SENIOR DEBT SECURITIES...............................19

EXPERTS..............................................................19

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

       We are complying with the SEC's plain English program. This is an initiative launched by the SEC to make prospectuses and other information more understandable to the general investor. To see more detail, you should read the exhibits filed with this registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Fort Worth Regional Offices at 503 U. S. Courthouse, 10th and Lamar Streets, Forth Worth, Texas 76102 and at Listing Company Information, NASDAQ Stock Exchange, 9801 Washington Blvd., Gaithersburg, Maryland 20878. You may send for a copy of such material for a fee by writing the Securities and Exchange Commission Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and Internet access.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

          ** Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997; and

          ** Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Chief Financial Officer
         BOK Financial Corporation
         Bank of Oklahoma Tower
         Tulsa, Oklahoma 74172
         (918) 588-6752
         inquire@mail.bokf.com

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                               SUMMARY INFORMATION
                                   RESPECTING
                            BOK FINANCIAL CORPORATION

          **   Our home office is Tulsa, Oklahoma

          ** Our principal subsidiaries are Bank of Oklahoma N.A., Bank of Texas N.A., Bank of Arkansas N.A., BOSC, Inc, BOK Capital Services Corporation, and Bank of Texas Trust Company, N.A.

          **   We have a total of 2,448 employees

          ** We offer commercial, consumer and correspondent banking services and investment and money market services

          ** Our BOk Trust Division offers trust services, employee benefit services, investment advice, and asset management

          ** Our BOk Mortgage Division originates and services home loan mortgages

          ** Our BOSC subsidiary is a registered NASD broker-dealer with 91 sales representatives

          ** The Leo Oppenheim Division of BOSC underwrites municipal revenue bonds, asset-backed securities, and commercial paper and has eight investment bankers and sales representatives

          ** Approximately 92 percent of our earnings are derived from Bank of Oklahoma

          ** Bank of Oklahoma is headquartered in Oklahoma, has 62 locations in Oklahoma, 2,302 employees, and approximately $3,486,957,000 in deposits.

          ** Bank of Texas is headquartered in Dallas, Texas and has five locations, 131 employees, and approximately $371,889,000 in deposits.

          ** Bank of Arkansas is headquartered in Fayetteville, Arkansas and has four locations, 36 employees, and approximately $86,011,000 in deposits.

          ** We have agreed, subject to regulatory approval, to organize a new New Mexico national bank to be headquartered in Albuquerque, New Mexico and called Bank of Albuquerque, with 17 bank branches, 230 employees, and approximately $500 million in deposits.

          **   We expect to close the New Mexico transaction in December, 1998.

                                  RISK FACTORS

THE SENIOR DEBT SECURITIES INVOLVE A RISK OF LOSS OF PRINCIPAL AND INTEREST. YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO PURCHASE THE SENIOR DEBT SECURITIES.

Risk of Competition

          **   The banking industry is increasingly competitive

          **   In   particular,   the  Oklahoma   banking   industry  is  highly
               competitive and approximately 92% of our earnings are derived from Bank of Oklahoma

          ** In 1997, NationsBank (now Bank America) and BancOne entered the Oklahoma market

          ** We have to compete with numerous other small and large, local and national savings and loan associations, banks, credit unions, trust companies, broker-dealers, and underwriters

Risk of Supervision and Regulation

          **   We and our subsidiaries are extensively regulated under both federal and state law, particularly the Bank Holding Company Act of 1956 and the National Bank Act

          **   We are limited to the business of banking and related  businesses
               which   prohibits  us  from   expanding  into  certain  types  of
               businesses which could be profitable for us

          ** Where we can do business and establish offices is regulated which could decrease our ability to expand into new markets

          ** The amount of deposits we can own in each state is regulated which limits our potential growth

          ** Our ability to make acquisitions and engage in new business may be limited by the performance of our obligations under the Community Reinvestment Act to provide services in traditionally underserved areas

          ** We do not know the extent to which changes in the statutes and regulations under we operate may adversely affect our business and we do not have control over such changes

          ** Those of our competitors which are not banks are subject to significantly less government regulation than we are which may give them a competitive advantage in the market place

Risk of Regulatory Limitations on Payment of Dividends

          ** Our earnings will be the source of our ability to repay the Senior Debt Securities

          **   Because  we  are  a  bank  holding  company,   our  earnings  are
               principally derived from dividends from our banks

          ** Regulations of the Comptroller of the Currency limit the ability of our banks to pay us dividends by requiring that a bank receive approval of the OCC before declaring a dividend if the amount of all dividends, including the proposed dividend, declared by a bank in any calendar year exceeds:

               (1) the total of the bank's net profits of that calendar year to date plus

               (2)  retained net profits of the preceding two years minus

               (3) any required transfers to surplus or a fund for the retirement of preferred stock

Risk of Capital Requirements

          ** The Federal Deposit Insurance Improvement Act of 1991 established five capital rating tiers ranging from well capitalized to critically undercapitalized

          ** We must maintain capital ratios above the well capitalized level if we want to experience significant growth and acquire other financial institutions and branches

          ** Well capitalized means a minimum of 5% for Leverage Capital, 6% for Tier I Capital, and 10% for Total Capital

          **   At June 30, 1998, our ratios were 7.24% for Leverage Capital,
                  9.35% for Tier I Capital, and 14.15% for Total Capital

          ** At June 30, 1998, our subsidiary banks were also well above the required minimum leverage and risk-based ratios, but if we fall below these ratios, the growth potential of our business would be limited

Risk of Government Policies and Economic Factors

Our business is highly sensitive to:

          ** changes in legislation and the policies and examinations of the various regulatory authorities

          ** the monetary policies implemented by the Federal Reserve Board, including the discount rate on bank borrowings and changes in reserve requirements which affects our ability to make loans and the interest rates we may charge

          **   open market operations in U.S. Government securities

          ** changes in prevailing interest rates because of the dependency of our banks on interest income

          ** We cannot predict the effect of such matters on our business and earnings

Risk of Lack of Marketability

          ** We cannot guarantee a secondary market for our Senior Debt Securities or that holders who wish to sell their Senior Debt Securities prior to the stated maturity will be able to do so

          ** We do not plan to list the Senior Debt Securities for trading on any exchange or other trading market

Risk of Year 2000 Problems

          ** We, and our service providers, are having to modify or replace significant portions of our and their computer software and hardware to ensure that our systems will function correctly in the Year 2000 and thereafter

          ** We have made good progress and do not foresee any significant operational problems with our systems or those of our service providers; however, if we or our service providers do not timely complete the required modifications and replacements, we could experience a material adverse impact on our business and earnings

                      DESCRIPTION OF SENIOR DEBT SECURITIES

         This description of the Senior Debt Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures pursuant to which such Senior Debt Securities are issued, the forms of which indentures are filed as exhibits to the registration statement of which this prospectus is a part. Furthermore, the following summary description of the indentures and the Senior Debt Securities relates to certain terms and conditions applicable to the Senior Debt Securities generally. The particular terms of any series of Senior Debt Securities will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of any such series may differ from the terms set forth below.

         General

         Senior Debt Securities are to be issued under an indenture (the "Indenture") between BOK Financial Corporation and the trustee named in the applicable prospectus supplement as the trustee therefor (the "Trustee"). The form of Indenture is an exhibit to the registration statement of which this prospectus is a part.

         The Senior Debt Securities will be direct, unsecured obligations of BOK Financial Corporation. The Senior Debt Securities will not be deposits or other obligations of a bank and will not be guaranteed or insured by the FDIC or any other governmental agency.

         The Indenture does not limit the aggregate principal amount of Senior Debt Securities or of any particular series of Senior Debt Securities that may be issued thereunder and provide that Senior Debt Securities issued thereunder may be issued from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The Indenture does not limit the amount of other debt that may be issued by BOK Financial Corporation and does not contain financial or similar restrictive covenants. The Indenture does not prohibit or limit the incurrence of additional senior indebtedness or other financial obligations. The Indenture provides that there may be more than one Trustee under such Indenture with respect to different series of Senior Debt Securities.

         The Indenture does not contain any provision intended to provide protection to holders of Senior Debt Securities against a sudden or dramatic decline in credit quality of BOK Financial Corporation that could, for example, result from a takeover, recapitalization, special dividend or other restructuring.

         The applicable prospectus supplement will describe the following terms of the series of Senior Debt Securities in respect of which this prospectus is being delivered:

         (1)      the title of such Senior Debt Securities;

         (2) any limit upon the aggregate principal amount of such Senior Debt Securities and the percentage of such principal amount at which such Senior Debt Securities may be issued;

         (3)      the date or dates on which the  principal  of such Senior Debt
                  Securities  is  scheduled  to  become   payable  (the  "Stated
                  Maturity");

         (4) the rate or rates (which may be fixed or variable) per annum at which such Senior Debt Securities will bear interest, or the method of determining such rate or rates, if any, the date or dates from which any such interest will accrue, the dates on which any such interest will be payable (the "Interest Payment Dates"), the Regular Record Date (as defined in the Indenture) for the interest payable on any Interest Payment Date, and the person to whom principal of or premium, if any, or interest on any Senior Debt Security of such series will be payable, if other than the person in whose name such Senior Debt Security (or one or more predecessor Senior Debt Securities) is registered at the close of business on the Regular Record Date for such interest;

         (5) if other than the location specified in this prospectus, the place or places where the principal of and premium, if any, and interest on Senior Debt Securities will be payable;

         (6) the period or periods within which, the price or prices at which and the terms and conditions upon which such Senior Debt Securities will, pursuant to any mandatory sinking fund provisions or otherwise, or may, pursuant to any optional sinking fund provisions or otherwise, be redeemed in whole or in part by BOK Financial Corporation;

         (7) the period or periods within which, the price or prices at which and the terms and conditions upon which such Senior Debt Securities may be repaid, in whole or in part, at the option of the holders thereof;

         (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Senior Debt Securities will be issuable;

         (9) if other than the principal amount thereof, the portion of the principal amount of such Senior Debt Securities that will be payable upon declaration of acceleration of the maturity thereof;

         (10) the currency or currency unit of payment of principal of and premium, if any, and interest on such Senior Debt Securities, and any index used to determine the amount of principal of or premium, if any, and interest on such Senior Debt Securities;

         (11) whether such Senior Debt Securities are to be issuable as Global Securities (as defined below) and, in such case, the initial securities depositary with respect thereto and the circumstances under which such Global Security may be exchanged for definitive securities; and

         (12) any other material terms of such Senior Debt Securities.

         Form, Registration and Transfer

         Unless otherwise indicated in the applicable prospectus supplement, principal of, and premium, if any, and interest, if any, on Senior Debt Securities will be payable, and Senior Debt Securities will be transferable, at the agency or office of BOK Financial Corporation maintained for such purpose in the Borough of Manhattan, The City of New York, except that interest may be paid at the option of BOK Financial Corporation by check mailed to the address of the holder entitled thereto as it appears on the applicable Security Register (as defined in the applicable Indenture).

         Unless otherwise indicated in the applicable prospectus supplement, Senior Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that Senior Debt Securities of any series may be issuable in permanent global form. See "GLOBAL SECURITIES" below. No service charge will be made for any registration of transfer or exchange of the Senior Debt Securities, but BOK Financial Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Limitation on Disposition of Voting Stock of Principal Subsidiary Banks

         The Indenture contains a covenant by BOK Financial Corporation that it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (as defined below) (other than directors' qualifying shares) of any Principal Subsidiary Bank (as defined below) and that it will not permit any Principal Subsidiary Bank to issue (except to BOK Financial Corporation) any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Principal Subsidiary Bank, except for sales, assignments, transfers, grants of security interests or other dispositions that:

         (1) are for fair market value on the date thereof, as determined by the Board of Directors of BOK Financial Corporation (which determination shall be conclusive) and, after giving effect to such disposition and to any possible dilution, BOK Financial Corporation will own not less than 80% of the shares of Voting Stock of such Principal Subsidiary Bank then issued and outstanding free and clear of any security interest;

         (2) are made in compliance with an order of a court or regulatory authority of competent jurisdiction, as a condition imposed by any such court or authority permitting the acquisition by BOK Financial Corporation, directly or indirectly, of any other bank or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in, or as an undertaking made to such authority in connection with such an acquisition;

         (3) are made where such Principal Subsidiary Bank, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and premium, if any, and interest on the Senior Debt Securities; or

         (4) are made to BOK Financial Corporation or any Wholly-Owned Subsidiary (as defined in the Indenture) if such Wholly-Owned Subsidiary agrees to be bound by this covenant and BOK Financial Corporation agrees to maintain such Wholly-Owned Subsidiary as a Wholly-Owned Subsidiary. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any State thereof or the District of Columbia if, after giving effect to such merger or consolidation, BOK Financial Corporation or any Wholly- Owned Subsidiary owns at least 80% of the Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting banking institution thereafter as such Principal Subsidiary Bank and as a Subsidiary for purposes of the Indenture, no Event of Default, and no event that, after the giving of notice or lapse of time or both, would become an Event of Default, has occurred and is continuing. A "Principal Subsidiary Bank" is defined in the Indenture to mean any Subsidiary (as defined in the Indenture) that is a bank and has total assets equal to 30% or more of the consolidated assets of BOK Financial Corporation determined as of the date of the most recent audited financial statements of such entities. At present, the only Principal Subsidiary Bank is the Bank of Oklahoma, National Association. "Voting Stock" is defined in the Indenture to mean stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes will have contingent voting rights).

         Consolidation, Merger and Sale of Assets

         The  Indenture   provides  that  BOK  Financial   Corporation  may  not
consolidate with or merge into any other person or transfer its properties and assets substantially as an entirety to any person unless:

         (1) the person formed by such consolidation or into which BOK Financial Corporation is merged or the person to which the properties and assets of BOK Financial Corporation are so transferred is a corporation, partnership or trust organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes by a supplemental indenture the payment of the principal of and premium, if any, and interest on the Senior Debt Securities, as the case may be, and the performance of the other covenants of BOK Financial Corporation under the applicable Indenture;

         (2) immediately after giving effect to such transaction, no Event of Default or Default (as defined below), as applicable, and no event that, after notice or lapse of time or both, would become an Event of Default or Default, as applicable, has occurred and is continuing; and

         (3)      certain other conditions are met.

         Defaults

         An "Event of Default" is defined in the Indenture, with respect to Senior Debt Securities of any series issued thereunder, as:

          (1) default in the payment of principal of or premium, if any, on any Debt Security of that series at maturity;

          (2) default for 30 days in the payment of interest on any Debt Security of that series;

          (3) default in the deposit of any sinking fund payment when due in respect of that series;

         (4) default in the performance, or breach, of any other covenant or warranty of BOK Financial Corporation in the Indenture or in the Senior Debt Securities of that series, continued for 60 days after written notice to BOK Financial Corporation by the Trustee or to BOK Financial Corporation and the Trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding Senior Debt Securities of that series;

         (5) failure to pay when due any indebtedness of BOK Financial Corporation or any Principal Subsidiary Bank for borrowed money in excess of $5,000,000, or acceleration of the maturity of any such indebtedness in excess of such amount if acceleration results from a default under the instrument giving rise to such indebtedness and is not annulled within 60 days after due notice, unless in either case such default is contested in good faith by appropriate proceedings;

         (6) certain events of bankruptcy, insolvency or reorganization of BOK Financial Corporation or any Principal Subsidiary Bank; and

         (7) any other Event of Default that may be provided for with respect to Senior Debt Securities of that series.

         The Indenture provides that, if any Event of Default with respect to Senior Debt Securities of any series at the time outstanding thereunder occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount of all Senior Debt Securities of that series to be due and payable immediately (provided that no such declaration is required upon certain events of bankruptcy, insolvency or reorganization), but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest on the Senior Debt Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series on behalf of the holders of all Senior Debt Securities of that series. In the event of the bankruptcy, insolvency or reorganization of BOK Financial Corporation, the claims of holders of the Senior Debt Securities would be subject as to enforcement to the broad equity power of a United States Bankruptcy Court, and to the determination by that court of the nature of the rights of such holders.

         The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee upon the occurrence and continuation of an Event of Default to act with the required standard of care, to be indemnified by the holders of any series of outstanding Senior Debt Securities thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such series of Senior Debt Securities. The Indenture provides that the holders of a majority in aggregate principal amount of outstanding Senior Debt Securities of any series thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Senior Debt Securities of such series, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture or would involve the Trustee in personal liability.

         BOK Financial Corporation will file annually with the Trustee a certificate as to compliance with all conditions and covenants in the Indenture.

         Defeasance and Discharge

         The Indenture provides that the terms of any series of Senior Debt Securities issued thereunder may provide that BOK Financial Corporation may terminate certain of its obligations under such Indenture with respect to the Senior Debt Securities of such series on the terms and subject to the conditions contained in such Indenture, by (a) depositing irrevocably with the applicable Trustee as trust funds in trust:

         (1) in the case of Senior Debt Securities denominated in a foreign currency, money in such foreign currency or Foreign Government Obligations (as defined below) of the foreign government or governments issuing such foreign currency,

         (2) in the case of Senior Debt Securities denominated in U.S. dollars, U.S. dollars or U.S. Government Obligations (as defined below), in each case in an amount that through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms will provide (without any reinvestment of such interest, principal or premium), not later than one business day before the due date of any payment, money, or

         (3) a combination of money and U.S. Government Obligations or Foreign Government Obligations, as applicable, sufficient to pay the principal of or premium, if any, and interest on, the Senior Debt Securities of such series as such are due.

and (b) satisfying certain other conditions precedent specified in the applicable Indenture. Such deposit and termination is conditioned, among other things, upon BOK Financial Corporation's delivery of (a) an opinion of independent counsel that the holders of the Senior Debt Securities of such series will have no federal income tax consequences as a result of such deposit and termination and (b) if the Senior Debt Securities of such series are then listed on an exchange, an opinion of counsel that the Senior Debt Securities of such series will not be delisted as a result of the exercise of this option. Such termination will not relieve BOK Financial Corporation of its obligation to pay when due the principal of, and interest on the Senior Debt Securities of such series if the Senior Debt Securities of such series are not paid from the money, Foreign Government Obligations or U.S.Government Obligations held by the applicable Trustee for payment thereof.

         "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof. "Foreign Government Obligations" means securities denominated in a foreign currency that are (1) direct obligations of a foreign government for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of a foreign government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such foreign government, that, in either case, under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

         The applicable prospectus supplement will state whether any defeasance provisions of the applicable Indenture will apply to the Senior Debt Securities offered thereby.

         Modification and Waiver

         Certain modifications and amendments of each of the Indentures may be made by BOK Financial Corporation and the applicable Trustee only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series issued under such Indenture and affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security issued under such Indenture and affected thereby:

         (1)      change  the Stated  Maturity  (as  defined  in the  applicable
                  indenture)  of  the  principal  of,  or  any   installment  of
                  principal of or interest on, any such Debt Security;

         (2) reduce the principal amount of, or the premium, if any, or the interest, if any, on, any such Debt Security;

         (3) change the place of payment where, or the coin or currency or currency unit in which, any principal of, or premium, if any, or interest on, any such Debt Security is payable;

         (4) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date (as defined in the applicable Indenture));

         (5) reduce the above-stated percentage of outstanding Senior Debt Securities of any series the consent of the holders of which is necessary to modify or amend the applicable Indenture; or

         (6) modify the foregoing requirements or reduce the percentage of aggregate principal amount of outstanding Senior Debt Securities of any series required to be held by holders seeking to waive compliance with certain provisions of the applicable Indenture or seeking to waive certain defaults.

         The holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may on behalf of the holders of all Senior Debt Securities of that series waive, insofar as that series is concerned, compliance by BOK Financial Corporation with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt
Securities of any series may on behalf of the holders of all Senior Debt Securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a covenant or provision that under the applicable Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security issued thereunder of the series affected.

         Certain modifications and amendments of each of the Indentures may be made by BOK Financial Corporation and the applicable Trustee without the consent of holders of the outstanding Senior Debt Securities issued under such Indenture.

         Each Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding Senior Debt Securities issued under such Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of Senior Debt Securities for quorum purposes, the principal amount of a Debt Security denominated in a foreign currency or currency unit will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided above.

         Title

         BOK Financial Corporation, the applicable Trustee and any agent of BOK Financial Corporation or the applicable Trustee may treat the registered owner of any Debt Security as the absolute owner thereof (whether or not such Debt Security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. See "GLOBAL SECURITIES" below.

         Replacement of Senior Debt Securities

         Any mutilated Debt Security will be replaced by BOK Financial Corporation at the expense of the holder upon surrender of such Debt Security to the applicable Trustee. Senior Debt Securities that are destroyed, lost or stolen will be replaced by BOK Financial Corporation at the expense of the holder upon delivery to the applicable Trustee of evidence of the destruction, loss or theft thereof satisfactory to BOK Financial Corporation and the applicable Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the applicable Trustee and BOK Financial Corporation may be required at the expense of the holder of such Debt Security before a replacement Debt Security will be issued.

         Governing Law

         The Indentures and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

         Concerning the Trustees

         The Trustee will be named in the applicable prospectus supplement.

         Any Trustee may resign or be removed with respect to one or more series of Senior Debt Securities and a successor Trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Senior Debt Securities, each such Trustee will be a Trustee of a trust under the related Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Senior Debt Securities for which it is Trustee.

         In the ordinary course of business, BOK Financial Corporation and its subsidiaries may conduct banking transactions with a Trustee, and such Trustee and its affiliates may conduct banking transactions with BOK Financial Corporation and its subsidiaries.

         Ratings

         Particular series of Senior Debt Securities may be rated by one or more nationally recognized statistical rating agencies. the rating agency or agencies and rating or ratings to be assigned with respect to a series of Senior Debt Securities will be specified in the prospectus supplement for the series of Senior Debt Securities.

                                GLOBAL SECURITIES

         Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued in the form of one or more global certificates (collectively, with respect to each series or issue of Securities, the "Global Security") registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company ("DTC"). BOK Financial Corporation has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the initial registered holder of all Senior Debt Securities that are issued in global form. No person that acquires a beneficial interest in such Senior Debt Securities will be entitled to receive a certificate representing such person's interest in the Senior Debt Securities except as set forth herein or in the applicable prospectus supplement. Unless and until definitive Senior Debt Securities are issued under the limited circumstances described below, all references to actions by holders of Senior Debt Securities issued in global form shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments and notices to holders shall refer to payments and notices to DTC or Cede, as the registered holder of such Senior Debt Securities.

         DTC is a company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act, and was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Persons that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Senior Debt Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by BOK Financial Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by BOK Financial Corporation or by the applicable registrar, transfer agent, Trustee or Depositary, or their agents, as registered holders of the Senior Debt Securities entitled to the benefits of the applicable Indenture. Beneficial owners that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Senior Debt Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which beneficial owners of Senior Debt Securities have accounts with respect to the Senior Debt Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

         Because DTC can act only on behalf of Participants, who in turn act only on behalf of Participants or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of Senior Debt Securities issued in global form to pledge such Senior Debt Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Senior Debt Securities, may be limited due to the unavailability of physical certificates for such Senior Debt Securities.

         DTC has advised BOK Financial Corporation that DTC will take any action permitted to be taken by a registered holder of any Senior Debt Securities under the applicable Indenture only at the direction of one or more Participants to whose accounts with DTC such Senior Debt Securities are credited.

         Unless otherwise specified in the applicable prospectus supplement, a Global Security will be exchangeable for the relevant definitive Senior Debt Securities registered in the names of persons other than DTC or its nominee only if (1) DTC notifies BOK Financial Corporation that it is unwilling or unable to continue as depository for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (2) BOK Financial Corporation determines that such Global Security shall be so exchangeable or (3) there has occurred and is continuing an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Senior Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Senior Debt Securities registered in such names as DTC directs.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability through DTC of definitive Senior Debt Securities. Upon surrender by DTC of the Global Security representing the Securities and delivery of instructions for re-registration, the registrar, transfer agent, Trustee or Depositary, as the case may be, will reissue the Senior Debt Securities as definitive Senior Debt Securities, and thereafter such persons will recognize the holders of such definitive Senior Debt Securities as registered holders of Senior Debt Securities entitled to the benefits of the applicable Indenture.

         Except as described above, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by BOK Financial Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of any Senior Debt Securities unless such beneficial interest is in an amount equal to an authorized denomination for such Senior Debt Securities.

                                 USE OF PROCEEDS

         We will use the proceeds of the sale of the Senior Debt Securities for:

         **       acquisitions

         **       capital improvements

         **       repayment of short term bank borrowings

         **       start-up of new banking and bank related businesses

         **       expansion of existing business

         **       general working capital

         We will tell you in the prospect supplement for what purpose we plan to use the proceeds of any particular series of the Senior Debt Securities.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

         By Agents

         Offered securities may be sold through agents designated by us. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

         By Underwriters

         If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Direct Sales

         Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

         General Information

         Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

         We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                     Six Months
                                        Ended          Year Ended December 31,
                                   June 30, 1998 1997   1996   1995  1994   1993
                                   ------------- ----   ----   ----  ----   ----
Ratio of Earnings to Fixed Charges:

Excluding Interest on Deposits           2.68     2.21   2.54   2.02  2.81  6.80
Including Interest on Deposits           1.55     1.43   1.43   1.40  1.57  1.73

         These computations include BOK Financial Corporation and its subsidiaries. For these ratios, "earnings" are determined by adding "fixed charges" income taxes to income from continuing operations. "Fixed charges" consist of interest on all debt and amortization of premiums or discounts associated with debt.

                     VALIDITY OF THE SENIOR DEBT SECURITIES

         Unless otherwise indicated in the applicable prospectus supplement, the validity of and Senior Debt Securities offered hereby will be passed upon for BOK Financial Corporation by its counsel, Frederic Dorwart, Esquire, Tulsa, Oklahoma.

                                     EXPERTS

         The consolidated financial statements of BOK Financial Corporation incorporated by reference in BOK Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 14. Other Expenses of Issuance and Distribution

         The  following  are  the  estimated  expenses  to be  incurred  by  BOK
Financial   Corporation  in  connection   with  the  Offer   described  in  this
Registration Statement:

         SEC registration fee.................................$ 73,750
         Printing and engraving expense.......................  20,000
         Fees and expenses of transfer agent...................  5,000
         Accounting fees and expenses...........................25,000
         Legal fees and expenses............................... 20,000
         Miscellaneous.......................................    5,000
              Total...........................................$148,750

Item 15. Indemnification of Directors and Officers

         The Oklahoma Business Corporation Act and Article VI of the Bylaws of BOK Financial Corporation provide BOK Financial Corporation with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, BOK Financial Corporation has purchased insurance against certain costs of indemnification of its officers and directors.

Item 16. Exhibits and Financial Statement Schedules.

         (a)      Exhibits.

Exhibit #     Description of Exhibits

1.0  Form of Underwriting Agreement

3.0 The Articles of Incorporation of BOK Financial Corporation, incorporated by reference to (i) Amended and Restated Certificate of Incorporation of BOK Financial Corporation filed with the Oklahoma Secretary of State on May 28, 1991, filed as Exhibit 3.0 to S-1 Registration Statement No. 33-90450, and
     (ii) Amendment attached as Exhibit A to Information Statement and prospectus supplement filed November 20, 1991.

3.1  Bylaws of BOK Financial  Corporation,  incorporated by reference to Exhibit
     3.1 of S-1 Registration Statement No. 33-90450.

4.0 The rights of the holders of the Common Stock and Preferred Stock of BOK Financial Corporation are set forth in its Certificate of Incorporation.

4.1  Form of Senior Debt Indenture.

5.0 Opinion of Frederic Dorwart, Lawyers regarding validity of Senior Debt Securities.

23.0 Consent of independent auditors - Ernst & Young LLP.

27.0 Financial Data Schedule for ended December 31, 1997, incorporated by reference to Exhibit 27.0 of Form 10-K for the fiscal year ended December 31, 1997

27.1 Restated Financial Data Schedule, incorporated by reference to Exhibit 27.1 of Form 10-Q for the fiscal quarter ended June 30, 1998

99.0 Additional Exhibits.

99.1 Undertakings incorporated by reference into S-8 Registration Statement No. 33-44121 for Bank of Oklahoma Master Thrift Plan and Trust, incorporated by reference to Exhibit 99.1 of Form 10-K for the fiscal year ended December 31, 1993.

99.2 Undertakings incorporated by reference into S-8 Registration Statement No. 33-44122 for BOK Financial Corporation 1991 Special Stock Option Plan, incorporated by reference to Exhibit 99.2 of Form 10-K for the fiscal year ended December 31, 1993.

99.3 Undertakings incorporated by reference into S-8 Registration Statement No. 33-55312 for BOK Financial Corporation 1992 Stock Option Plan, incorporated by reference to Exhibit 99.3 of Form 10-K for the fiscal year ended December 31, 1993.

99.4 Undertakings incorporated by reference into S-8 Registration Statement No. 33-70102 for BOK Financial Corporation 1993 Stock Option Plan, incorporated by reference to Exhibit 99.4 of Form 10-K for the fiscal year ended December 31, 1993.

99.5 Undertakings incorporated by reference into S-8 Registration Statement No. 33-79834 for BOK Financial Corporation 1994 Stock Option Plan, incorporated by reference to Exhibit 99.5 of Form 10-K for the fiscal year ended December 31, 1994.

99.6 Undertakings incorporated by reference into S-8 Registration Statement No. 33-79836 for BOK Financial Corporation Directors' Stock Compensation Plan, incorporated by reference to Exhibit 99.6 of Form 10-K for the fiscal year ended December 31, 1994.

99.7 Undertakings incorporated by reference into S-8 Registration Statement No. 33-32642 for BOK Financial Corporation 1997 Stock Option Plan, Incorporated by reference to Exhibit 99.7 of Form 10-K for the fiscal year ended December 31, 1997.

(b)  Financial Statement Schedules.

     All schedules either are not applicable or the information required thereby is included in the financial statements or notes thereto.

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee in respect of the Indenture and the Subordinated Indenture to act under subsection
         (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 12, 1998.

                                           BOK FINANCIAL CORPORATION

                                      By   /s/ George B. Kaiser
                                          ____________________________________
                                           GEORGE B. KAISER,
                                           Chairman of the Board of Directors

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                              Title                      Date


 /s/ George B. Kaiser        Chairman of the Board          October 13, 1998
George B. Kaiser             of BOK Financial Corporation


/s/ Stanley A. Lybarger      President, Chief Executive     October 13, 1998
Stanley A. Lybarger          Officer, and Director of
                             BOK Financial Corporation


 /s/ James A. White          Executive Vice President,      October 13, 1998
James A. White               Chief Financial Officer,
                             and Treasurer of BOK
                              Financial Corporation


 /s/ John C. Morrow          Controller of BOK              October 13, 1998
John C. Morrow               Financial Corporation


 /s/ W. Wayne Allen          Director of BOK Financial      October 13, 1998
W. Wayne Allen               Corporation


 /s/ James E. Barnes         Director of BOK Financial      October 13, 1998
James E. Barnes              Corporation


 /s/ Sharon J. Bell          Director of BOK Financial      October 13, 1998
Sharon J. Bell               Corporation


 /s/ Glenn A. Cox            Director of BOK Financial      October 13, 1998
Glenn A. Cox                 Corporation

 /s/ Robert H. Donaldson     Director of BOK Financial      October 13, 1998
Robert H. Donaldson          Corporation


 /s/ William E. Durrett      Director of BOK Financial      October 13, 1998
William E. Durrett           Corporation


 /s/ James O. Goodwin        Director of BOK Financial      October 13, 1998
James O. Goodwin             Corporation


 /s/ V. Burns Hargis         Director of BOK Financial      October 13, 1998
V. Burns Hargis              Corporation


 /s/ Howard E. Janzen        Director of BOK Financial      October 13, 1998
Howard E. Janzen             Corporation


 /s/ E. Carey Joullian IV    Director of BOK Financial      October 13, 1998
E. Carey Joullian IV                 Corporation


 /s/ Robert J. LaFortune     Director of BOK Financial      October 13, 1998
Robert J. LaFortune          Corporation


 /s/ Philip C. Lauinger      Director of BOK Financial      October 13, 1998
Philip C. Lauinger           Corporation


 /s/ David R. Lopez          Director of BOK Financial      October 13, 1998
David R. Lopez               Corporation


 /s/ John Massey             Director of BOK Financial      October 13, 1998
John Massey                  Corporation


                             Director of BOK Financial      October 13, 1998
-----------------------------Corporation
Frank A. McPherson


 /s/ Steve E. Moore          Director of BOK Financial      October 13, 1998
Steve E. Moore               Corporation

 /s/ J. Larry Nichols        Director of BOK Financial       October 13, 1998
J. Larry Nichols             Corporation


                            Director of BOK Financial        October 13, 1998
----------------------------Corporation
Robert L. Parker, Sr.


 /s/ James W. Pielsticker    Director of BOK Financial      October 13, 1998
James W. Pielsticker         Corporation


 /s/ E.C. Richards           Director of BOK Financial      October 13, 1998
E.C. Richards                Corporation


 /s/ James A. Robinson       Director of BOK Financial      October 13, 1998
James A. Robinson            Corporation


                             Director of BOK Financial      October 13, 1998
----------------------------Corporation
L. Francis Rooney


 /s/ David J. Tipeconnic     Director of BOK Financial      October 13, 1998
David J. Tippeconnic         Corporation


                             Director of BOK Financial      October 13, 1998
----------------------------Corporation
Tom E. Turner


                             Director of BOK Financial      October 13, 1998
---------------------------  Corporation
Robert L. Zemanek

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes George B. Kaiser and James A. White, or either of them, to file one or more amendments (including post-effective amendments) to Registration Statement number ______________, which amendments may make such changes in the Registration Statement as Mr. Kaiser or Mr. White deems appropriate, and each such person hereby appoints George B. Kaiser and James A. White, or either of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.


Signature                                Title                      Date

 /s/ George B. Kaiser        Chairman of the Board           October 13, 1998
George B. Kaiser             of BOK Financial Corporation


/s/ Stanley A. Lybarger      President, Chief Executive     October 13, 1998
Stanley A. Lybarger          Officer, and Director of
                             BOK Financial Corporation


 /s/ James A. White          Executive Vice President,      October 13, 1998
James A. White               Chief Financial Officer,
                             and Treasurer of BOK
                             Financial Corporation


 /s/ John C. Morrow          Controller of BOK              October 13, 1998
John C. Morrow               Financial Corporation


 /s/ W. Wayne Allen          Director of BOK Financial      October 13, 1998
W. Wayne Allen               Corporation


 /s/ James E. Barnes         Director of BOK Financial      October 13, 1998
James E. Barnes              Corporation


 /s/ Sharon J. Bell          Director of BOK Financial      October 13, 1998
Sharon J. Bell               Corporation

 /s/ Glenn A. Cox            Director of BOK Financial      October 13, 1998
Glenn A. Cox                 Corporation


 /s/ Robert H. Donaldson     Director of BOK Financial      October 13, 1998
Robert H. Donaldson          Corporation


 /s/ William E. Durrett      Director of BOK Financial      October 13, 1998
William E. Durrett           Corporation


 /s/ James O. Goodwin        Director of BOK Financial      October 13, 1998
James O. Goodwin             Corporation


 /s/ V. Burns Hargis         Director of BOK Financial      October 13, 1998
V. Burns Hargis              Corporation


 /s/ Howard E. Janzen        Director of BOK Financial      October 13, 1998
Howard E. Janzen             Corporation


 /s/ E. Carey Joullian IV    Director of BOK Financial      October 13, 1998
E. Carey Joullian IV         Corporation


 /s/ Robert J. LaFortune     Director of BOK Financial      October 13, 1998
Robert J. LaFortune          Corporation


 /s/ Philip C. Lauinger      Director of BOK Financial      October 13, 1998
Philip C. Lauinger           Corporation


 /s/ David R. Lopez          Director of BOK Financial      October 13, 1998
David R. Lopez               Corporation


 /s/ John Massey             Director of BOK Financial      October 13, 1998
John Massey                  Corporation


                             Director of BOK Financial      October 13, 1998
---------------------------- Corporation
Frank A. McPherson

 /s/ Steve E. Moore          Director of BOK Financial      October 13, 1998
Steve E. Moore               Corporation


 /s/ J. Larry Nichols        Director of BOK Financial      October 13, 1998
J. Larry Nichols             Corporation


                             Director of BOK Financial      October 13, 1998
---------------------------- Corporation
Robert L. Parker, Sr.


 /s/ James W. Pielsticker    Director of BOK Financial      October 13, 1998
 James W. Pielsticker        Corporation



 /s/ E.C. Richards           Director of BOK Financial      October 13, 1998
E.C. Richards                Corporation


 /s/ James A. Robinson       Director of BOK Financial      October 13, 1998
James A. Robinson            Corporation


                             Director of BOK Financial      October 13, 1998
---------------------------- Corporation
L. Francis Rooney


 /s/ David J. Tipeconnic     Director of BOK Financial      October 13, 1998
David J. Tippeconnic         Corporation


                             Director of BOK Financial      October 13, 1998
---------------------------- Corporation
Tom E. Turner


                             Director of BOK Financial      October 13, 1998
---------------------------- Corporation
Robert L. Zemanek

                                INDEX TO EXHIBITS


Exhibit
Number   Description of Exhibits

1.0      Form of Underwriting Agreement

4.1      Form of Senior Debt Indenture

5.0      Opinion of Frederic Dorwart, Lawyers

23.0     Consent of Independent Auditors - Ernst & Young LLP